EXHIBIT 5
                          OPINION OF ADAM NEWTON, ESQ.
                          The Procter & Gamble Company
                                 Legal Division
              1 Procter & Gamble Plaza, Cincinnati, Ohio 45202-3315


October 6, 2005
The Procter & Gamble Company
One Procter & Gamble Plaza
Cincinnati, Ohio 45202


Gentlemen/Mesdames:

This opinion is rendered for use in connection with the Registration Statement on Form S-8, registering 110,500,000 shares of the Company's Common Stock, without par value (the "Shares"), to be offered as set forth in the Registration Statement for the 2004 Long -Term Incentive Plan of The Gillette Company, the 1971 Stock Option Plan of The Gillette Company, the James M. Kilts Non-Statutory Stock Option Plan, The Gillette Company Employees' Savings Plan, The Gillette Company Supplemental Savings Plan, and The Gillette Company Global Employee Stock Ownership Plan (the "Registered Plans").

As Counsel for the Company, I have examined and I am familiar with originals or copies, certified or otherwise, identified to my satisfaction, of such statutes, documents, corporate records, certificates of public officials and other instruments as I have deemed necessary for the purpose of this opinion including the Amended Articles of Incorporation, Regulations and By-Laws of the Company, the Registered Plans, the records of proceedings of the shareholders and directors of the Company and such other instruments which I consider pertinent.

Upon the basis of the foregoing, I am of the opinion that when issued, delivered, and paid for in accordance with this Registration Statement and Registered Plans and after the filing of this Registration Statement with the Securities and Exchange Commission, the Shares will be validly and legally issued and will be fully paid and non-assessable.

I am a member of the Bar of the State of Ohio. I express no opinion as to the laws of any jurisdiction other than the laws of the State of Ohio.

I hereby consent to the filing of this opinion as Exhibit (5) to the Registration Statement and to the reference to my name in the Registration Statement, without admitting that I am an "expert" within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

The opinion set forth herein is expressed solely for the benefit of the addressee hereof and may not be relied upon by any other person or entity without my prior written consent.

Very truly yours,

/S/ ADAM NEWTON
-----------------------------
Adam Newton
Senior Counsel